UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006 (February 16, 2006)
HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 301- 3100

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 9, 2006, after consideration of the performance of the Company and the individuals noted and such other matters and information as deemed appropriate, the Compensation Committee of the Board of Directors of HealthStream, Inc. approved the following actions, which were approved by the Board of Directors on February 16, 2006:
Fiscal 2005 Bonuses. Fiscal 2005 cash bonuses for the Company’s named executive officers for 2005 were approved as follows:

Name	Title	2005 Cash Bonus Amount
Robert A. Frist, Jr.	Chairman, President and Chief Executive Officer	$12,750
Arthur Newman	Executive Vice President	$14,875
Susan A. Brownie	Senior Vice President and Chief Financial Officer	$12,750
Fiscal 2006 Base Salaries. The base salary levels, retroactive to February 1, 2006, of the persons who are anticipated to constitute the Company’s named executive officers for 2006 were set as follows:

Name	Title	2006 Base Salary
Robert A. Frist, Jr.	Chairman, President and Chief Executive Officer	$185,000
Arthur Newman	Executive Vice President	$185,000
Susan A. Brownie	Senior Vice President and Chief Financial Officer	$170,000
2006 Cash Bonus Plan. The 2006 Cash Bonus Plan provides for the above executives to earn bonuses ranging from 0 to 25% of their base compensation, based on the Company’s EBITDA results for the year ending December 31, 2006.
Item 2.02. Results of Operations and Financial Condition
On February 21, 2006, HealthStream, Inc. issued a press release announcing results of operations for its fourth quarter and full year 2005, the text of which is set forth in Exhibit 99.1.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 21, 2006, we announced the promotion of Arthur Newman to executive vice president, effective with the filing of our Annual Report on Form 10-K for the year ended December 31, 2005. In his new role, Mr. Newman will be responsible for all IT systems applications, customer services, and human resources. Mr. Newman joined HealthStream, Inc. in January 2000 as our chief financial officer and senior vice president, and assumed compliance officer responsibilities in October 2004. Prior to joining HealthStream, Mr. Newman served as executive vice president for Lippincott, Williams and Wilkins, formerly Waverly, Inc., overseeing finance, human resources, information systems and customer service and fulfillment. Mr. Newman is 57 years old, and he does not have a family relationship with any directors or officers of the Company. There have been no transactions greater than $60,000 over the past year between the Company and Mr. Newman. We do not have an employment agreement with Mr. Newman.
On February 21, 2006, we announced the promotion of Susan Brownie to chief financial officer and senior vice president, effective with the filing of our Annual Report on Form 10-K for the year ended December 31, 2005. Ms. Brownie joined HealthStream, Inc. in November 1999 as vice president of finance and corporate controller, and was promoted to senior vice president of finance and human resources in early 2005. Prior to joining HealthStream, Ms. Brownie was a senior manager with KPMG LLP. Ms. Brownie is 41 years old, she does not have a family relationship with any directors or officers of the Company. There have been no transactions greater than $60,000 over the past year between the Company and Ms. Brownie. We do not have an employment agreement with Ms. Brownie.
Item 7.01. Regulation FD Disclosure
On February 21, 2006, HealthStream, Inc. issued a press release announcing results of operations for its fourth quarter and full year 2005, the text of which is set forth in Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
     99.1 Press Release dated February 21, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSTREAM, INC.
	By:	/s/ Arthur E. Newman
Arthur E. Newman
February 21, 2006		Chief Financial Officer

INDEX TO EXHIBIT

Exhibit
Number	Description
99.1	Press Release dated February 21, 2006